Exhibit 10.1

FORM OF EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is made and entered into as of this 12th day of December, 2007, by and between                      (the “Holder”), and Cell Therapeutics, Inc., a Washington corporation (the “Company”).

RECITALS

[WHEREAS, the Holder currently holds $             principal amount of the Company’s 5.75% Convertible Subordinated Notes of the Company due June 15, 2008 (the “Outstanding Notes”); ]

[WHEREAS, the Holder currently holds $             principal amount of the Company’s 5.75% Convertible Senior Subordinated Notes of the Company due June 15, 2008 (the “Outstanding Notes”);]

WHEREAS, the Holder desires to exchange the Outstanding Notes for the Company’s [5.75]% Convertible Senior Notes due [December 15], 2011 (the “Exchange Notes”) and shares of the Company’s common stock, no par value (the “Common Shares”), on the terms and conditions set forth in this Agreement (the “Note Exchange”);

WHEREAS, the Company desires to issue to the Holder $             principal amount of Exchange Notes and          Common Shares in exchange for the Outstanding Notes in the Note Exchange;

WHEREAS, the board of directors of the Company has authorized the issuance of the Exchange Notes to be issued pursuant to the Indenture dated December 12, 2007, entered into by the Company and the trustee (the “Trustee”) named therein (the “Indenture”), substantially in the form of Exhibit A hereto; and

WHEREAS, in connection with the issuance of the Exchange Notes the Company will agree to provide the Holder registration rights pursuant to the Registration Rights Agreement, to be entered into by the Company, the Holder and the other holders of Outstanding Notes exchanging such notes for Exchange Notes (the “Registration Rights Agreement”), substantially in the form of Exhibit B hereto.

NOW, THEREFORE, in consideration of the premises and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

Exchange

Section 1.1 Exchange and Sale of the Exchange Notes. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined herein), the Company shall issue and exchange, subject to Section 1.2 hereof, to the Holder, and the Holder agrees to accept from the

Company, $             in aggregate principal amount of Exchange Notes and              Common Shares for $             aggregate principal amount of Outstanding Notes, as set forth in Schedule 1.

Section 1.2 Cancellation of Outstanding Notes. Pursuant to Section 2.10 of each indenture (the “Relevant Indenture”) relating to the Outstanding Notes, Holder hereby agrees to deliver such Holder’s Outstanding Notes to the Trustee for cancellation in connection with the Note Exchange. Holder acknowledges that the cancellation of the Outstanding Notes shall have the effects specified in the Relevant Indenture governing the applicable Outstanding Notes.

Section 1.3 Private Placement. In consideration of and for such Note Exchange, the Company agrees to issue Holder that number of Exchange Notes and Common Shares set forth on Schedule I hereto. The issuance of the Exchange Notes and Common Shares to Holder will be made without registration of the Exchange Notes or Common Shares under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the “Securities Act”), in reliance upon the exemption therefrom provided by Section 4(2) of the Securities Act and in reliance on similar exemptions under state securities or “blue sky” laws. Holder acknowledges that the Company is relying upon the truth and accuracy of, and the Holder’s compliance with, its representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder for the Note Exchange.

Section 1.4 Registration Rights. Concurrently with the execution and delivery hereof, the Company and Holder will enter into a Registration Rights Agreement in substantially the form of Exhibit B hereto (the “Registration Rights Agreement”). Holder and its direct and indirect transferees of the Securities will be entitled to the benefits of the Registration Rights Agreement, pursuant to which the Company will agree, among other things, to file (i) a registration statement (the “Registration Statement”) on the appropriate form with the Securities and Exchange Commission (the “Commission”) registering the resale of the Securities under the Securities Act, and (ii) to use its best efforts to cause any such Registration Statement to be declared effective.

Section 1.5 Closing Mechanics. The closing of the transactions contemplated by this Agreement shall occur at the offices of Heller Ehrman LLP, 333 Bush Street, San Francisco, California 94104, or such other location as may be mutually acceptable in each case at 9:00 a.m., San Francisco time, on December 12, 2007 or at such other time on the same date or such other date as the parties may agree in writing (such time and date, the “Closing Date”). Prior to the Closing Date and pursuant to the terms of the indenture governing the Exchange Notes, the Company shall cause the Trustee to register one or more global securities representing the Exchange Notes in the name of Cede & Co., the nominee of the Depositary Trust Company (“DTC”), and Holder shall instruct its broker or other participant in the DTC Fast Automated Securities Transfer Program to transfer and deliver the Outstanding Notes to the Trustee via a “one-sided withdrawal”. On the Closing Date, the Company shall cause the Trustee to credit such aggregate amount of Exchange Notes to such Holder’s or its designee’s balance account, as set forth on Schedule I attached hereto; provided, however, that the Holder acknowledges that the issuance of the Exchange Notes or Common Shares may be delayed due to procedures and mechanics within the system of the DTC and that such delay will not be a default under this

Agreement so long as (i) the Company is using its best efforts to effect the issuance of one or more global notes, (ii) such delay is no longer than three (3) business days and (iii) interest shall accrue on such Exchange Notes from the date of the Indenture. On the Closing Date the Company shall cause its transfer agent to credit the amount of Common Shares to the Holder’s or its designee’s balance account, as set forth on Schedule I attached hereto.

Section 1.6 Conditions to Closing. (i) The obligation of the Holder hereunder to consummate the transactions contemplated hereby at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Holder’s sole benefit and may be waived by the Holder at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company and the Trustee shall have executed and delivered the Indenture;

(b) The Company shall have executed and delivered the Exchange Notes in the aggregate principal amount and the Shares in the amounts set forth in Section 1.1; or, if delivery through DTC is delayed as set forth in Section 1.5 above, such Exchange Notes shall be delivered to Holder no later than three (3) business days after the Closing Date.

(c) The Company shall have executed and delivered the Registration Rights Agreement;

(d) The Company shall have submitted an additional share listing application for the shares of common stock, no par value (the “Common Stock”), of the Company issuable upon conversion of the Exchange Notes and the Common Shares with the Nasdaq Global Market and shall cause the shares of Common Stock issuable upon conversion of the Exchange Notes and the Common Shares to be approved by the Nasdaq Global Market for listing no later than 15 days after the Closing;

(e) The Company shall have delivered to the Holder a certificate of the Company, dated the Closing Date, executed by an officer of the Company certifying in such capacity and on behalf of the Company (i) as to the incumbency and signature of the officer of the Company who executed this Agreement and the Exchange Notes, (ii) as to the adoption of resolutions of the board of directors of the Company which are in full force and effect on the Closing Date, authorizing the execution and delivery of this Agreement, the Indenture, the Registration Rights Agreement, the Exchange Notes, and the Common Shares;

(f) The Company shall have delivered to the Holder a certificate of an officer of the Company, dated the Closing Date, to the effect that the representations and warranties of the Company in this Agreement that are qualified as to materiality are true and correct as so qualified and all representations and warranties of the Company in this Agreement that are not so qualified are true and correct in all material respects, in each case, on and as of the Closing Date with the same effect as if made on the Closing Date and that the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(g) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall have been no suspension or material limitation of trading in the Common Stock on the Nasdaq Global Market;

(h) The Exchange Notes and the Common Shares satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act (as defined below); and

(ii) The obligation of the Company hereunder to consummate the transactions contemplated hereby at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holder with prior written notice thereof:

(a) Holder shall have executed and delivered to the Company the Registration Rights Agreement;

(b) The Holder shall have delivered, or caused to be delivered, to the Company (i) the Outstanding Notes being exchanged pursuant to this Agreement in accordance with the written instructions of the Company and (ii) all documentation related to the right, title and interest in and to all of the Outstanding Notes, and whatever documents of conveyance or transfer may be necessary or reasonably desirable to transfer to and confirm in the Company all right, title and interest in and to (free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto) the Outstanding Notes;

(c) The representations and warranties of the Holder in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and that the Holder shall have complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

Section 1.7 Exchange of Additional Notes. Simultaneously with or after the Closing, the Company may issue, to one or more other holders of Outstanding Notes (the “Other Holders”), subject to the terms of the Indenture, Exchange Notes on substantially the same terms and conditions offered to the Holder.

ARTICLE II

Representations and Warranties of the Holder

The Holder hereby makes the following representations and warranties, each of which is true and correct on the date hereof and the Closing Date and shall survive the Closing Date and the transactions contemplated hereby to the extent set forth herein.

Section 2.1 Existence and Power.

(a) The Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

(b) The execution of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby do not and will not constitute or result in a breach, violation, conflict or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license to which the Holder is a party, whether written or oral, express or implied, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of the Holder or on the part of any other party thereto or cause the acceleration or termination of any obligation or right of the Holder, except for such breaches, conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of the Holder to perform its obligations hereunder. As used in this Agreement, the term “Material Adverse Effect” shall mean a material adverse effect on the business, condition (financial or otherwise), properties or results of operations of the party, or would materially adversely affect the ability of the party to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement and the Exchange Notes.

Section 2.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Holder and constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity.

Section 2.3 Title to Outstanding Notes. The Holder is the sole legal and beneficial owner of and has good and valid title to the Outstanding Notes in the aggregate principal amount set forth in Section 1.1, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto. The Holder has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged or otherwise disposed of the Outstanding Notes or its rights in such Outstanding Notes, or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to such Outstanding Notes. The Holder has acquired all Outstanding Notes in compliance with all applicable securities laws.

Section 2.4 Investment Decision. The Holder is either (i) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or (ii) an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, and in either case was not organized for the purpose of acquiring the Exchange Notes or the shares of the Common Stock, into which the Exchange Notes may be converted (the “Underlying Common Stock”). The Holder (or its authorized representative) is familiar with the Company’s objectives and business plan, has had the opportunity to review the Company’s filings with the Commission, including, without limitation, the Company’s Annual Report on Form 10-K filed on March 16, 2007 and amended by Form 10-K/A filed on April 30, 2007, the Company’s Quarterly Reports on Form 10-Q filed on each of May 10, 2007, August 9, 2007 and November 9, 1007, the Company’s Definitive Proxy Statement filed on August 28, 2007, the Company’s Preliminary

Proxy Statement filed on November 30, 2007 and the Company’s Current Reports on Form 8-K filed on January 23, 2007, January 29, 2007, January 30, 2007, February 6, 2007, February 12, 2007, February 14, 2007, March 15, 2007, March 30, 2007, April 16, 2007, April 27, 2007, May 2, 2007, July 27, 2007, August 6, 2007, August 8, 2007, August 21, 2007, August 22, 2007, August 29, 2007, September 25, 2007, October 15, 2005, November 8, 2007, and December 3, 2007 (all of such filings with the Commission referred to, collectively, as the “SEC Documents”).

The Holder has reviewed copies of each of the Indenture and the Registration Rights Agreement, including copies of each of the Indenture and Registration Rights Agreement marked to show the differences between such documents and the respective indenture and registration rights agreement related to the Outstanding Notes, and has had an opportunity to ask questions of the Company and to obtain from representatives of the Company such information as is necessary to determine the changes reflected in each such document, including the changes to the terms of the Exchange Notes compared with the Outstanding Notes. The Holder has had such opportunity to ask questions of the Company and its representative and to obtain from representatives of the Company such information as is necessary to permit it to evaluate the merits and risks of its investment in the Company and has independently, without reliance upon any representatives of the Company and based on such information as the Holder deemed appropriate, made its own analysis and decision to enter into this Agreement. Holder acknowledges the following disclosure to be set forth in the Company’s Form 8-K to be filed in connection with the Exchange Agreement, and that it has had the opportunity to discuss this matter with the Company to its satisfaction: “Based on language (the “Disputed Language”) contained in the Articles of Amendment to the Company’s Articles of Incorporation (the “Amendment”) filed in connection with the issuance of the Company’s Series A, Series B and Series C Convertible Preferred Stock (the “Preferred Stock”), certain holders thereof (the “Shareholders”) have asserted a right to consent (or not) to the transactions contemplated by this Agreement (the “Exchange”). Attached as Exhibit 99.2 hereof is a letter received from Tang Capital Management, LLC, on December 11, 2007, a holder of the Series B Preferred Stock which alleges such right (the “Letter”). The Company is of the view that inclusion of the Disputed Language in the Amendments constitute a scrivener’s error without legal force or effect, and is in the process of filing Articles of Correction with the Secretary of State of Washington in accordance with Section 23B.01.240 of the Revised Code of Washington. Although the Company disagrees with the statements in the Letter that such consent is required, it is nevertheless possible that the Shareholders will prevail in a claim that they are entitled to have such Preferred Stock be redeemed as if the Exchange were to have caused a Triggering Event based upon such alleged rights or otherwise seek to challenge the validity of the Exchange on the basis thereof.” The Holder has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the exchange of the Outstanding Notes pursuant hereto and to make an informed investment decision with respect to such exchange.

The Holder acknowledges that the Company is relying on the truth and accuracy of the foregoing representations and warranties in the offering of the Exchange Notes to the Holder without having first registered the Exchange Notes or the Underlying Common Stock under the Securities Act.

Section 2.5 Acquisition Entirely for Own Account. The Holder is acquiring the Exchange Notes only for investment purposes for its own account and not towards, or for resale in connection with, the public sale or distribution of all or any part thereof. The Holder is acquiring the Exchange Notes to be issued to the Holder hereunder in the ordinary course of its business.

Section 2.6 Restricted Securities. The Holder understands that neither the Exchange Notes, the Underlying Common Stock, nor the Common Shares have been registered under the Securities Act, and are being issued hereunder by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein. The Holder understands that the Exchange Notes (and the Underlying Common Stock) and the Common Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Holder must hold the Exchange Notes (and the Underlying Common Stock) and the Common Shares indefinitely unless they are registered with the Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Exchange Notes (and the Underlying Common Stock) and Common Shares, and on requirements relating to the Company which may be outside the Holder’s control, and which, except as set forth in the Registration Rights Agreement, the Company is under no obligation and may not be able to satisfy.

Section 2.7 No Public Market. The Holder understands that no public market now exists for the Exchange Notes, and that the Company has made no assurance that a public market will ever exist for the Exchange Notes.

Section 2.8 Legends. The Holder understands that the Exchange Notes and any shares of Underlying Common Stock, will bear one or more of the legends required by the Indenture, and the removal of such legends shall be governed by the terms of the Indenture or applicable securities law.

Section 2.9 Affiliate Status. The Holder is not, and has not been during the preceding three months, an “affiliate” of the Company as such term is defined in Rule 144 under the Securities Act.

Section 2.10 Professional Advice. With respect to the tax, accounting and other economic considerations involved in the Note Exchange, the Holder is not relying on the Company or any of its affiliates, and the Holder has carefully considered and has, to the extent the Holder believes such discussion is necessary, discussed with the Holder’s professional legal, tax, accounting and financial advisors the implications of the Note Exchange for the Holder’s particular tax, accounting and financial situation.

Section 2.11 Holding Period. The Holder has held the Outstanding Notes for at least two (2) years, or has acquired such Notes from a Holder who is and was not an affiliate of the Company. Holder understands that the Company’s transfer agents will be entitled to rely on this representation to issue the Common Shares without legends pursuant to Rule 144(d)(3) of the Securities Act.

ARTICLE III

Representations, Warranties and Covenants of the Company

The Company hereby makes the following representations, warranties, and covenants each of which is true and correct on the date hereof and shall survive the date of the Closing and the transactions contemplated hereby to the extent set forth herein.

Section 3.1 Subsidiaries. All of the direct and indirect subsidiaries (each, a “Subsidiary”) of the Company are set forth on the Company’s most recently filed Form 10-K. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

Section 3.2 Existence and Power.

(a) The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(b) The execution of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (i) does not require the consent, approval, authorization, order, registration or qualification of, or filing with, any governmental authority or court, or body or arbitrator having jurisdiction over the Company other than as contemplated in or by the Registration Rights Agreement, state securities regulators, the Nasdaq Global Market, the DTC and The PORTAL Market; and (ii) does not and will not constitute or result in a breach, violation or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, or with the Company’s Certificate of Incorporation or by-laws, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of the Company or on the part of any other party thereto or cause the acceleration or termination of any obligation or right of the Company or any other party thereto, except, in the case of clause (ii) for such breaches, violations or defaults which would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect (as defined above), or except as set forth in Section 2.4 hereof.

Section 3.3 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity.

Section 3.4 Capitalization. At the Closing, the authorized capital stock of the Company will consist of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, no par value. As of the close of business on December 7, 2007, there were 52,115,677 shares of Common Stock issued and outstanding, 6,850 shares of Series A Preferred Stock issued and outstanding, 15,380 shares of Series B Preferred Stock issued and outstanding, 8,284 shares of Series C Preferred Stock issued and outstanding, and 4,700 shares of Series D Preferred Stock issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued, and are fully paid and non-assessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities and all applicable pre-emptive, participation, rights of first refusal and other similar rights.

Section 3.5 Valid Issuance of the Exchange Notes. The Exchange Notes, when issued and delivered in accordance with the terms and for the consideration set forth in this Agreement and the Indenture, will constitute legal and binding obligations of the Company, be validly issued and free of restrictions on transfer other than restrictions on transfer under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Holder, and enforceable against the Company in accordance with their terms, except that such enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity. Assuming the accuracy of the representations of the Holder in Article II of this Agreement and subject to the filing of Form D pursuant to Regulation D under the Securities Act and other similar filings required under state securities laws, the Exchange Notes will be issued in compliance in all material respects with all applicable federal and state securities laws. The Underlying Common Stock has been duly reserved for issuance, and upon issuance in accordance with the terms of the Company’s Certificate of Incorporation, as amended, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws and liens or encumbrances created by or imposed by the Holder. Based in part upon the representations of the Holder in Article II of this Agreement, the Exchange Notes and the Underlying Common Stock, when issued and delivered in accordance with the terms of the Exchange Notes and the Indenture, will be issued in compliance in all material respects with all applicable federal and state securities laws.

Section 3.6 SEC Reports; Financial Statements. The Company has complied in all material respects with requirements to file all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

Section 3.7 Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. Except for the issuance of the Exchange Notes and Common Shares contemplated by this Agreement or as set forth in Section 2.4, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws.

Section 3.8 Legal Proceedings. No legal or governmental proceedings or investigations are pending or, to the knowledge of the Company, threatened to which the Company is a party or to which the property of the Company or any of its subsidiaries is subject that are not described in the SEC Reports, except for such proceedings or investigations which would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

Section 3.9 Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its

Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.10 Compliance with Laws; Permits. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to have such certificates, authorizations and permits would not reasonably be expected to have a Material Adverse Effect, and none of the Company and its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which would reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are and have been in compliance with all applicable laws, statutes, ordinances, rules, regulations, orders, judgments, decisions, decrees, standards, and requirements relating to their respective businesses, except where any such non-compliance would not reasonably be expected to have a Material Adverse Effect.

Section 3.11 Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

Section 3.12 Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

Section 3.13 Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other similar intellectual property rights currently employed by them in connection with the business currently operated by them that are necessary for use in the conduct of their respective businesses as described in the SEC Reports, except where the failure to so have could not reasonably be expected to have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received any written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any person.

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Section 3.14 Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. To the best knowledge of the Company, such insurance contracts are accurate and complete. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

Section 3.15 Transactions with Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including restricted stock programs and stock option agreements under any stock option plan of the Company.

Section 3.16 Sarbanes-Oxley. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the date hereof and of the Closing Date.

Section 3.17 Investment Company. The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.18 Registration Rights. No Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company, which rights are currently not satisfied, other than with regards to an aggregate of 4,211,856 shares of Common Stock issued in the acquisition of Systems Medicine, Inc. in July 2007.

Section 3.19 Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from any Nasdaq market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Nasdaq market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements

Section 3.20 Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Holder as a result of the Holder and the Company fulfilling their obligations or exercising their rights under this Agreement, the Indenture or the Registration Rights Agreement (the “Exchange Documents”), including without limitation as a result of the Company’s issuance of the Exchange Notes and Common Shares and the Purchasers’ ownership of the Exchange Notes and Common Shares.

Section 3.21 Disclosure. Except with respect to the material terms and conditions of the exchange contemplated by the Exchange Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Holder or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the SEC Reports. The Company understands and confirms that the Holder will rely on the foregoing representation in effecting transactions in securities of the Company. All disclosure furnished by or on behalf of the Company to the Holder regarding the Company, its business and the transactions contemplated hereby is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Holder does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Article II hereof.

Section 3.22 Solvency. Except as disclosed in the SEC Reports, based on the financial condition of the Company as of the Closing Date, during the next 12 months, the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof. The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The SEC Reports set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

Section 3.23 Tax Status. Except for matters that could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

Section 3.24 Acknowledgment Regarding Holder’s Note Exchange. The Company acknowledges and agrees that the Holder is acting solely in the capacity of an arm’s length purchaser with respect to the Exchange Documents and the transactions contemplated thereby.

The Company further acknowledges that the Holder is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Exchange Documents and the transactions contemplated thereby and any advice given by the Holder or any of its respective representatives or agents in connection with the Exchange Documents and the transactions contemplated thereby is merely incidental to the Holder’s Note Exchange. The Company further represents to the Holder that the Company’s decision to enter into this Agreement and the other Exchange Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

Section 3.25 Acknowledgement Regarding Holder’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding , it is understood and acknowledged by the Company (i) that the Holder has not been asked to agree, nor has the Holder agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by the Holder, including Short Sales, and specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that the Holder, and counter-parties in “derivative” transactions to which the Holder is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that the Holder shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (a) one or more Holder may engage in hedging activities at various times during the period that the Common Shares are outstanding and (b) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Exchange Documents.

Section 3.26 No Integrated Offering. Assuming the accuracy of Holder’s representations and warranties set forth in Section 2.4, neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of the Nasdaq Stock Market or would require registration of the Common Shares under the Securities Act. The issuance and sale of the securities hereunder does not contravene the rules and regulations of the Nasdaq Global Market.

Section 3.27 No Material Adverse Effect. Since the respective dates as of which information is given in the SEC Reports, there has not been any event or occurrence having a Material Adverse Effect on the Company or its subsidiaries, except as reflected or disclosed in a subsequent SEC Document.

Section 3.28 Nasdaq Listing Approval. The Common Shares and the shares of Common Stock issuable upon conversion of the Exchange Notes shall have been approved by the Nasdaq Global Market for listing no later than 15 days after the date of the Closing.

Section 3.29 PORTAL Listing. The Exchange Notes shall have been approved for trading on The PORTAL Market of FINRA no later than 15 days after the date of the Closing.

Section 3.30 CUSIP Number. The Company shall have obtained a Committee on Uniform Securities Identification Procedures number (CUSIP number) for the Exchange Notes no later than 15 days after the date of the Closing.

Section 3.31 DTC. The Exchange Notes shall have been included in the book entry settlement system of the DTC no later than 15 days after the date of the Closing.

Section 3.32 Holding Period. For purposes of Rule 144 of the Securities Act, and based on Holder’s representation in Section 2.11 above, the Company acknowledges that the holding period for the Common Shares may be tacked pursuant to Rule 144(d)(3) onto the holding period of the Outstanding Notes, and the Company agrees to issue the Common Shares without any restrictive legends.

ARTICLE IV

Miscellaneous Provisions

Section 4.1 [Voting. Holder agrees to vote the Common Shares acquired pursuant to this Agreement, in favor of the proposal to increase the number of authorized shares of Common Stock the Company from One Hundred Million (100,000,000) to Two Hundred Million (200,000,000) at the Special Meeting of the Shareholders scheduled to be held on January 28, 2008, or at any adjournment or postponement thereof, and at any subsequent special meeting of shareholders held for substantially the same purpose (the “Proposal”). Further, Holder hereby appoints James A. Bianco, M.D. and Phillip M. Nudelman, Ph.D., and each of them, as proxies, with full power of substitution, to represent and vote for, and on behalf of, the Holder and its affiliates, all such shares in favor of the Proposal.]

Section 4.2 Survival of Representations and Warranties. The agreements of the Company, as set forth herein, and the respective representations and warranties of the Company and Holder as set forth herein in Sections 2 and 3, respectively, shall survive the Closing Date.

Section 4.3 Indemnification. From and after the date hereof, the Company agrees to indemnify the Holder against and in respect of all reasonably foreseeable damages (including reasonable attorney’s fees and costs related to the inducement hereof) suffered by a non-breaching party resulting from the breach of any representation or warranty made by the Company herein.

Section 4.4 Notice. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) with return receipt requested or sent by reputable overnight courier service (charges prepaid):

(1) if to the Holder, at the most current address given by such Holder to the Company; and

(2) if to the Company, at its address, as follows:

Cell Therapeutics, Inc.

501 Elliott Ave W, Suite 400

Seattle, WA 98119

Attention: Chief Financial Officer

with a copy to:

Heller Ehrman LLP

333 Bush Street

San Francisco, CA 94104

Attention: Karen Dempsey, Esq.

The Company by notice to the Holder may designate additional or different addresses for subsequent notices or communications. Notices will be deemed to have been given hereunder when delivered personally, three business days after deposit in the U.S. mail postage prepaid with return receipt requested and two business days after deposit postage prepaid with a reputable overnight courier service for delivery on the next business day.

Section 4.5 Entire Agreement. This Agreement and the other documents and agreements executed in connection with the Transaction embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 4.6 Assignment; Binding Agreement. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

Section 4.7 Counterparts. This Agreement may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 4.8 Remedies Cumulative. Except as otherwise provided herein, all rights and remedies of the parties under this Agreement are cumulative and without prejudice to any other rights or remedies available at law.

Section 4.9 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules.

Section 4.10 No Third Party Beneficiaries or Other Rights. Nothing herein shall grant to or create in any person not a party hereto, or any such person’s dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any party to this Agreement with respect thereto.

Section 4.11 Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent otherwise agreed in writing, no waiver of any term, condition or other provision of this Agreement, or any breach thereof shall be deemed to be a waiver of any other term, condition or provision or any breach thereof, or any subsequent breach of the same term, condition or provision, nor shall any forbearance to seek a remedy for any noncompliance or breach be deemed to be a waiver of a party’s rights and remedies with respect to such noncompliance or breach.

Section 4.12 Word Meanings. The words such as “herein”, “hereinafter”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and vice versa, unless the context otherwise requires. The masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

Section 4.13 No Broker. Neither party has engaged any third party as broker or finder or incurred or become obligated to pay any broker’s commission or finder’s fee in connection with the transactions contemplated by this Agreement other than such fees and expenses for which it shall be solely responsible.

Section 4.14 Further Assurances. The Holder and the Company each hereby agree to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.

Section 4.15 Costs and Expenses. The Holder and the Company shall each pay their own respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, including, but not limited to, attorneys’ fees.

Section 4.16 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 4.17 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

HOLDER:

By:
Name:
Title:

Signature Page to Exchange Agreement

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

THE COMPANY:

CELL THERAPEUTICS, INC.

By:
Name:
Title:

Signature Page to Exchange Agreement

Schedule 1

[HOLDER NAME]

Aggregate Principal Amount of Outstanding Notes	Aggregate Principal Amount of Exchange Notes	Number of Common Shares

Exhibit A

Form of Indenture

Exhibit B

Form of Registration Rights Agreement